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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                           NNN 2003 VALUE FUND, LLC.

      This Certificate of Formation of NNN 2003 Value Fund, LLC (the "LLC"), dated as of June 19, 2003, has baen executed and is being filed by Lara D. Coleman, as an authorized person, to form a limited liability company under the Delaware Limited Liability .Company Act (6 Del, C. Section 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby Is NNN 2003 Value Fund, LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware Is c/o LexfsNexis Document Solutions Inc., 30 Old Rudnick Lane, Dover, Delaware 19901.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is LexisNexis Document Solutions Inc., 30 Old Rudnick Lane, Dover (Kent County), Delaware 19901.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                   /s/ Lara D. Coleman
                                                   -----------------------------
                                                   Lara D. Coleman
                                                   Authorized Person

                                                         State  of Dalaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 03:53 PM 06/19/2003
                                                     FILED 03:51  PM 06/19/2003
                                                   SRV 030406572 - 3672112 FILE